SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007
Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8593	22-2095212

(State or other jurisdiction of	(Commission File	(IRS Employer Identification)
incorporation)	Number)
440 Route 22, Bridgewater, New Jersey 08807

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code
(866) 322-2525

(Former name or former address, if changed since
last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     The Company issued a press release on September 6, 2007, announcing that its wholly-owned subsidiary has entered into an exclusive license agreement with IDEA AG, a German company, to license the exclusive United States rights to ketoprofen in Transfersome® gel, a topical NSAID (non-steroidal anti-inflammatory drug) in Phase 3 clinical development, which is furnished as Exhibit 99.1 to this Report, and announced a webcast to be held September 6, 2007, slides for which are furnished as Exhibit 99.2 to this Report.
     The information in the preceding paragraph, as well as in Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.
ITEM 9.01 Financial Statements and Exhibits.
The following Exhibits are filed as a part of this report:

99.1	Press release issued by Alpharma Inc. on September 6, 2007.

99.2	Company Presentation dated September 6, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By:	/s/ Thomas J. Spellman III
Thomas J. Spellman III
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: September 6, 2007